UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2020

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Offering

On January 20, 2020, Orgenesis Inc. (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain investors (each an "Investor" and, collectively, the "Investors"), including The Phoenix Insurance Company Ltd. and Sphera Global Healthcare Master Fund, pursuant to which the Company agreed to issue and sell, in a private placement (the "Offering"), 2,200,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a purchase price of $4.20 per share (the "Shares") and warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $5.50 per share (the "Warrants"). The Company expects to receive gross proceeds of approximately $9,240,000 before deducting related offering expenses. The Company intends to use the proceeds of this financing to expand its point-of-care (POCare) cell-therapy platform, which is designed to collect, process and supply therapeutic cells within the patient care setting for various treatments, as well as for general corporate purposes.  The Offering is expected to close on or about January 23, 2020, subject to customary closing conditions.

Securities Purchase Agreement

The Purchase Agreement contains representations and warranties of the Company and the Investors, which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on the Company's part that are typical for transactions of this type.

Warrants

The Warrants entitle the holders to purchase up to 1,000,000 shares of Common Stock. The Warrants are not exercisable until after six months from the date of issuance and expire three years from the date of issuance. The Warrants have an exercise price of $5.50 per share.

The Shares, Warrants and the shares of Common Stock issuable from time to time upon exercise of the Warrants (the "Underlying Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are being issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Investor is acquiring the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Shares, Warrants and Underlying Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the resale of the Shares and Underlying Shares on a registration statement on Form S-3 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "SEC") within sixty (60) days after the closing of the Offering and to cause the Registration Statement to be declared effective within ninety (90) days after the closing of the Offering (or one hundred and twenty (120) days after the closing of the Offering if the SEC reviews the Registration Statement). If certain of the Company's obligations under the Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to the Investors.

Bean Capital Limited and Mio Capital Ltd. acted as the placement agents for the Offering for which each shall receive a cash fee of $369,600 and warrants to purchase 88,000 shares of Common Stock at an exercise price of $5.50 per share.

The foregoing summaries of the Purchase Agreement, the Warrants and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

            The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

 On January 21, 2020, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

 The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated January 20, 2020, by and among the Company and the Investors
10.2	Registration Rights Agreement, dated January 20, 2020, by and among the Company and the Investors
99.1	Press Release of Orgenesis Inc., dated January 21, 2020

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 21, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary